                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): December 11, 1998


                             CARRIZO OIL & GAS, INC.
             (Exact name of registrant as specified in its charter)


         TEXAS                         000-22915               76-0415919
(State or other jurisdiction of       (Commission            (I.R.S. Employer
incorporation)                        File Number)          Identification No.)


                              14811 ST. MARY'S LANE
                                    SUITE 148
                              HOUSTON, TEXAS 77079
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (281) 496-1352

ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

                  On December 11, 1998, Carrizo Oil & Gas, Inc., a Texas corporation (the "Company") completed the acquisition (the "Acquisition") of certain oil and gas producing properties in Wharton County, Texas, along with certain rights to participate in certain exploration prospects (primarily in the Wilcox formation) in Wharton County, Texas and associated rights of access to certain 2-D and 3-D seismic data and related information and certain other related assets (collectively, the "Assets") from Hall-Houston Oil Company, a Texas corporation, Hall-Houston 1996 Exploration and Development Facility Overriding Royalty Trust, a Texas trust, and Hall-Houston Oil Company Employee Royalty Trust, a Texas trust (collectively, "Hall-Houston"). The Acquisition was effected pursuant to an Agreement dated November 20, 1998 by and between the Company and Hall-Houston (the "Agreement") which is incorporated herein by reference.

                  The consideration for the Acquisition was $3 million cash, subject to certain post-closing adjustments as provided in the Agreement relating to, among other things, oil and gas production from the Assets from an effective date of October 1, 1998. The $3 million consideration was determined by negotiations between the Company and Hall-Houston. There was no material relationship between the Company and Hall-Houston prior to the consummation of the Acquisition. The source of funds for the Acquisition was the term loan arrangement entered into between the Company and Compass Bank in September of 1998 (described in the Company's Form 10-Q for the quarterly period ending September 30, 1998).


                  The Acquisition is not required to be reported under Item 2 of Form 8-K because it does not involve an acquisition of a business that is "significant" as determined under Regulation S-X 11-01(b) by reference to the most recently completed annual fiscal year for the Company and the Assets. The Acquisition is being reported because of its significance in relation to the Company's current fiscal year.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  (a)     Financial Statements of Business Acquired.

                  Financial Statement of Oil & Gas Properties of Hall Houston, et al acquired by Carrizo Oil & Gas, Inc.

                          Report of Independent Public Accountants             4
                          Statement of Revenues and Direct Operating Expenses  5
                          Notes to Financial Statement                         6

                  (b)     Pro Forma Financial Information.


                          Unaudited Pro Forma Financial Statements            10
                          Unaudited Pro Forma Balance Sheet                   11
                          Unaudited Pro Forma Statement of Operations
                            For the year ended December 31, 1997              12
                          Unaudited Pro Forma Statement of Operations
                            For the nine months ended September 30, 1998      13
                          Notes to Pro Forma Financial Statements             14


                  (c)     Exhibits.

         2.1 * Agreement dated November 20, 1998 by and between the Company and Hall-Houston.

         23       Consent of Arthur Andersen, LLP

         99.1** Limited Guaranty by Douglas A.P. Hamilton for the benefit of Compass Bank.

         99.2** Notice of Final Agreement with respect to a term loan from Compass Bank.

         99.3** Limited Guaranty by Paul B. Loyd, Jr. for the benefit of Compass Bank.

         99.4** Limited Guaranty by Steven A. Webster for the benefit of Compass Bank.

         99.5** Fourth Agreement to First Amended, Restated, and Combined Loan Agreement by and between the Company and Compass Bank.






-----------
*  Previously filed.

** Incorporated by reference to the Company's Form 10-Q for the quarterly period ending September 30, 1998.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
Carrizo Oil and Gas Inc.:

We have audited the accompanying Statement of Revenues and Direct Operating Expenses for the Oil and Gas Properties of Hall-Houston Oil Company, et al Acquired by Carrizo Oil and Gas Inc. for the year ended December 31, 1997. This statement is the responsibility of Carrizo Oil and Gas Inc.'s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in Form 8K/A of Carrizo Oil and Gas Inc. and is not intended to be a complete financial presentation of the properties described above (see Note 1).

In our opinion, the statement referred to above presents fairly, in all material respects, the Revenues and Direct Operating Expenses for the Oil and Gas Properties of Hall-Houston Oil Company, et al Acquired by Carrizo Oil and Gas Inc. for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


                                                             ARTHUR ANDERSEN LLP


Houston, Texas
February 4, 1999

               STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

               FOR THE OIL & GAS PROPERTIES OF HALL HOUSTON, ET AL
                       ACQUIRED BY CARRIZO OIL & GAS, INC.


                                       Nine months ended           Year Ended
                                       September 30, 1998         December 31,
                                          (Unaudited)                1997
                                       ------------------         ------------
Revenues:
   Oil and condensate                     $205,624                 $    --
   Gas                                     779,460                   7,082
                                          --------                 -------
                                           985,084                   7,082

Direct operating expenses                  109,804                   2,235
                                          --------                 -------

Revenues in excess of direct operating
   expenses                               $875,280                 $ 4,847
                                          ========                 =======



                             See accompanying notes.

               STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES FOR THE OIL & GAS PROPERTIES OF HALL HOUSTON, ET AL
                       ACQUIRED BY CARRIZO OIL & GAS, INC.

                               NOTES TO STATEMENT



1.       BASIS OF PRESENTATION


On November 20, 1998, Carrizo Oil & Gas, Inc. (the "Company") signed an agreement to acquire from Hall-Houston Oil Company, Hall-Houston 1996 Exploration and Development Facility Overriding Royalty Trust, and Hall-Houston Oil Company Employee Royalty Trust ("Hall-Houston, et al"), effective October 1, 1998, certain oil and gas properties located in Wharton County, Texas (the "Hall-Houston Properties Acquisition") for approximately $3 million. The acquisition closed December 11, 1997. Of the properties acquired, only one well was producing during 1997. The remaining properties were drilled and began producing during 1998.


The revenues and direct operating expenses associated with the Hall-Houston Properties Acquisition were derived from Hall-Houston's accounting records. Revenues and direct operating expenses, as set forth in the accompanying historical statements, include oil, condensate and gas revenues and associated direct operating expenses related to the net revenue interest (and acquired royalty interest, as applicable) and net working interest, respectively, in the acquired properties. Each owner recognizes revenue and expenses based on its proportionate share of the related production and costs. The historical statements include oil, condensate and gas revenues net of royalties and applicable transportation costs. Expenses include labor, services, repairs and maintenance, and supplies utilized to operate and maintain the wells and related equipment as well as severance and ad valorem taxes.


The accompanying historical statements vary from an income statement in that they do not show certain expenses which were incurred in connection with ownership of the acquired properties; including general and administrative expenses and income taxes. These costs were not separately allocated to the acquired properties in Hall-Houston's accounting records and any pro forma allocation, if made, using historical general and administrative structures and tax burdens, would not produce an allocation that would be indicative of the historical performance of the acquired properties had they been assets of the Company due to the greatly varying size, structure, operations and accounting of the two companies. The accompanying historical statements also do not include provisions for depreciation, depletion and amortization as such amounts would not be indicative of the costs that would be amortized by the Company upon allocation of the purchase price.



For similar reasons, the lack of segregated or easily obtainable reliable data on asset values and related liabilities, a balance sheet is not presented for the Hall-Houston Properties Acquisition.

               STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES FOR THE OIL & GAS PROPERTIES OF HALL HOUSTON, ET AL
                       ACQUIRED BY CARRIZO OIL & GAS, INC.

                               NOTES TO STATEMENT



At the end of the economic life of these fields, certain restoration and abandonment costs will be incurred by the respective owners of these fields. No accrual for these costs is included in direct operating expenses.

The interim financial data for the nine months ended September 30, 1998 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for that interim period.

2.       SUPPLEMENTARY OIL AND GAS INFORMATION (UNAUDITED)

Oil and gas proved reserves can not be measured exactly. Reserve estimates are based on many factors related to reservoir performance which require evaluations by the engineers interpreting the available data, as well as price and other economic factors. The reliability of these estimates at any point in time depends on both the quality and quantity of the technical and economic data, the production performance of the reservoirs, and extensive engineering judgment. Consequently, reserve estimates are subject to revision as additional data becomes available during the producing life of a reservoir. When a commercial reservoir is discovered, proved reserves are initially determined based on limited data from the first well or wells. Subsequent data may better define the extent of the reservoir and additional production performance, well tests and engineering studies will likely improve the reliability of the reserve estimate.

Proved reserves are those quantities which, upon analysis of geological and engineering data, appear with reasonable certainty to be recoverable in the future from known oil and gas reservoirs under current prices and costs as of the date the estimate is made. Proved undeveloped reserves are those reserves which can be expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required. Proved reserves represent the estimated recoverable volumes after deducting from gross reserves the portion due land owners or others as royalty or operating interests.

Estimates of proved reserves include and rely upon a production and development strategy. The Company's estimates, as determined by in-house reservoir engineers, are based upon plans developed using current information and reflect the Company's risk tolerance with respect to developing proved undeveloped reserves. Such reserves typically involve a higher degree of uncertainty. As a result, the Company's estimate may not be comparable to other oil and gas producers. In any case, many factors such as changes in prices or costs or errors in sound technical judgment made on the best information available may cause actual production to vary significantly from estimated reserves. Estimates of proved reserves for prior periods reflect the Company's estimate of proved reserves as determined retrospectively using current information. Estimated

               STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES FOR THE OIL & GAS PROPERTIES OF HALL HOUSTON, ET AL
                       ACQUIRED BY CARRIZO OIL & GAS, INC.

                               NOTES TO STATEMENT



quantities of proved oil and gas reserves and of changes in quantities of proved reserves for each of the periods indicated were as follows:



                                                    Oil (Bbls)  Gas (Mcf)
                                                    ---------   ---------
Proved reserves at December 31, 1996                    --           --
   Production                                                      (3,027)
   Extensions, discoveries and improved recovery                  103,106
                                                    ---------   ---------

Proved reserves at December 31, 1997                    --        100,079
                                                    =========   =========

Proved developed reserves at December 31, 1997          --         39,935
                                                    =========   =========



Standardized Measure of Discounted Future Net Cash Flows

The following disclosures concerning the standardized measure of discounted future cash flows from proved oil and gas reserves are presented in accordance with the Statement of Financial Accounting Standard No. 69 ("SFAS 69"). As prescribed by SFAS 69, the amounts shown are based on prices and costs at the end of each period and a 10 percent annual discount factor. Since prices and costs do not remain static, and no price or cost changes have been considered, the results are not necessarily indicative of the fair market value of the estimated proved reserves, but they do provide a common benchmark which may enhance the user's ability to project future cash flows.

The standardized measure of discounted future net cash flows related to proved oil and gas reserves at December 31, 1997 was as follows:



                                                               1997
                                                            ---------
Future cash flows                                           $ 234,185
Future production costs                                       (58,067)
Future development costs                                      (78,130)
Future income tax expenses                                    (34,296)
                                                            ---------

Future cash inflows                                            63,692
10% annual discount for estimated timing of cash flows         10,113
                                                            ---------

Standardized measure of discounted future net cash flows    $  53,579
                                                            =========

               STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES FOR THE OIL & GAS PROPERTIES OF HALL HOUSTON, ET AL
                       ACQUIRED BY CARRIZO OIL & GAS, INC.

                               NOTES TO STATEMENT



The standardized measure of discounted future net cash flows is based on the following oil and gas prices at December 31, 1997:


                                               1997
                                             --------
Oil (per Bbl)                                $     --
Gas (per Mcf)                                $   2.34

The principal sources of changes in the standardized measure for the year ended December 31, 1997 were as follows:



                                                         1997
                                                       --------
Balance at December 31, 1996                           $     --
Sales and transfers of oil and gas produced, net of
    production costs                                     (4,847)
Extensions, discoveries and improved recovery            58,426
                                                       --------

Balance at December 31, 1997                           $ 53,579
                                                       ========

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS



         The following unaudited pro forma statements of operations for the year ended December 31, 1997 and the nine months ended September 30, 1998, and the unaudited pro forma balance sheet as of September 30, 1998 (collectively, the "Pro Forma Financial Statements") are based on the historical financial statements of Carrizo Oil & Gas, Inc. (the "Company") and the historical statements of revenues and direct operating expenses of the oil and gas properties acquired from Hall-Houston, et al (the "Hall-Houston, et al Properties Acquisition"), adjusted to give effect to the Hall-Houston, et al Properties Acquisition and borrowings under the Company's bank loan. The Pro Forma Financial Statements reflect accounting for the Hall-Houston, et al Properties Acquisition as a purchase.

         The unaudited pro forma statements of income for the year ended December 31, 1997 and the nine months ended September 30, 1998 give effect to the Hall-Houston, et al Properties Acquisition and the borrowings under the Company's bank loan as if the acquisition and borrowings had been consummated on January 1, 1997. The unaudited pro forma balance sheet gives effect to the Hall-Houston, et al Properties Acquisition and the borrowings under the Company's bank loan as if the acquisition and borrowings had been consummated on September 30, 1998.

         The pro forma adjustments described in the accompanying Notes to Unaudited Pro Forma Financial Statements and are based upon available information and certain assumptions that management believes are reasonable.

         The Pro Forma Financial Statements are presented for illustrative purposes only and do not purport to represent what the Company's results of operations or financial condition would actually have been had the Hall-Houston, et al Properties Acquisition occurred on such dates or to project the Company's results of operations or financial condition for any future date or period.

                        UNAUDITED PRO FORMA BALANCE SHEET
               FOR THE OIL & GAS PROPERTIES OF HALL HOUSTON, ET AL
                       ACQUIRED BY CARRIZO OIL & GAS, INC.
                              As September 30, 1998


                                                                                             Hall-Houston
                                                                                              Acquisition             Pro Forma
                                                                          Company               Pro Forma            Hall-Houston
                                                                         Historical            Adjustments           Acquisition
                                                                     -----------------    -------------------      -----------------

                                ASSETS
    CURRENT ASSETS:
       Cash and cash equivalents                                        $  3,435,197         $       --              $  3,435,197
       Accounts receivable                                                 4,584,359              324,215(a)            4,908,574
       Advances to operators                                               1,425,986                 --                 1,425,986
       Other current assets                                                  581,503                 --                   581,503
                                                                        ------------         ------------            ------------
                                  Total current assets                    10,027,045              324,215              10,351,260

    PROPERTY AND EQUIPMENT, net (full-cost method
         of accounting for oil and gas properties)                        71,003,122            2,675,785(a)           73,678,907

    OTHER ASSETS                                                             394,210                 --                   394,210
                                                                        ------------         ------------            ------------
                                                                        $ 81,424,377         $  3,000,000            $ 84,424,377
                                                                        ============         ============            ============

                        LIABILITIES AND EQUITY
    CURRENT LIABILITIES:
       Bank loan                                                        $  3,500,000         $  3,000,000(a)         $  6,500,000
       Accounts payable, trade                                            10,023,455                 --                10,023,455
       Dividends payable                                                     704,509                 --                   704,509
       Other current liabilities                                             155,626                 --                   155,626
                                                                        ------------         ------------            ------------
                                  Total current liabilities               14,383,590            3,000,000              17,383,590

    LONG-TERM DEBT                                                         4,100,000                 --                 4,100,000
    DEFERRED INCOME TAXES                                                  2,076,036                 --                 2,076,036
    MANDATORILY REDEEMABLE  PREFERRED STOCK
     (10,000,000 shares authorized with 313,091.72 issued and
     outstanding at September 30, 1998)                                   29,974,454                 --                29,974,454
    SHAREHOLDERS' EQUITY:
       Warrants                                                              300,000                 --                   300,000
       Common Stock (40,000,000 shares authorized with
        10,375,000 issued and outstanding at September 30,
        1998)                                                                103,750                 --                   103,750
       Additional paid-in capital                                         32,845,727                 --                32,845,727
       Retained earnings (deficit)                                        (2,219,270)                --                (2,219,270)
       Deferred compensation                                                (139,910)                --                  (139,910)
                                                                        ------------         ------------            ------------
                                                                          30,890,297                 --                30,890,297
                                                                        ------------         ------------            ------------

                                                                        $ 81,424,377         $  3,000,000            $ 84,424,377
                                                                        ============         ============            ============


       See accompanying Notes to Unaudited Pro Forma Financial Statements.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
               FOR THE OIL & GAS PROPERTIES OF HALL HOUSTON, ET AL
                       ACQUIRED BY CARRIZO OIL & GAS, INC.
                      For the year ended December 31, 1997



                                                                                                Hall-Houston
                                                                                                 Acquisition          Pro Forma
                                                               Company         Hall-Houston       Pro Forma         Hall-Houston
                                                              Historical         Historical       Adjustments        Acquisition
                                                           ----------------  ----------------  -----------------  -----------------

    OIL AND NATURAL GAS REVENUES                              $ 8,711,654      $     7,082      $      --            $ 8,718,736

    COSTS AND EXPENSES
      Oil and natural gas operating expenses
       (exclusive of depreciation shown separately
       below)                                                   2,334,009            2,235             --              2,336,244
      Depreciation, depletion and amortization                  2,358,256             --              1,006 (c)        2,359,262
      General and administrative                                1,590,358             --               --              1,590,358
                                                              -----------     ------------      -----------          -----------
                Total costs and expenses                        6,282,623            2,235            1,006            6,285,864
                                                              -----------     ------------      -----------          -----------

    OPERATING INCOME                                            2,429,031            4,847           (1,006)           2,432,872

    OTHER INCOME AND EXPENSES
      Interest income                                              53,417             --               --                 53,417
      Interest expense                                           (713,999)            --           (270,000) (d)        (983,999)
      Interest expense, related parties                          (137,067)            --               --               (137,067)
      Capitalized interest                                        699,625             --            270,000  (d)         969,625
                                                              -----------      -----------      -----------          -----------

    INCOME BEFORE INCOME TAXES                                  2,331,007            4,847           (1,006)           2,334,848
    INCOME TAXES                                                2,300,267             --              1,344  (b)       2,301,611
                                                              -----------      -----------      -----------          -----------
    NET INCOME                                                $    30,740      $     4,847      $    (2,350)         $    33,237
                                                              ===========      ===========      ===========          ===========
    BASIC EARNINGS PER SHARE                                  $      0.00                                            $      0.00
                                                              ===========                                            ===========
    DILUTED EARNINGS PER SHARE                                $      0.00                                            $      0.00
                                                              ===========                                            ===========
    BASIC WEIGHTED AVERAGE NUMBER OF COMMON
      SHARES OUTSTANDING                                        8,638,699                                              8,638,699
                                                              ===========                                            ===========
    DILUTED WEIGHTED AVERAGE
      NUMBER OF COMMON SHARES
      OUTSTANDING                                               8,809,572                                              8,809,572
                                                              ===========                                            ===========


       See accompanying Notes to Unaudited Pro Forma Financial Statements.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
               FOR THE OIL & GAS PROPERTIES OF HALL HOUSTON, ET AL
                       ACQUIRED BY CARRIZO OIL & GAS, INC.
                  For the nine months ended September 30, 1998



                                                                                           Hall-Houston
                                                                                           Acquisition           Pro Forma
                                                     Company           Hall-Houston         Pro Forma           Hall-Houston
                                                    Historical          Historical         Adjustments          Acquisition
                                                  ---------------     ---------------    -----------------    -----------------

OIL AND NATURAL GAS REVENUES                       $  5,696,543        $    985,084       $       --           $  6,681,627

COSTS AND EXPENSES
 Oil and natural gas operating expenses
 (exclusive of depreciation shown separately
 below)                                               2,015,017             109,804               --              2,124,821
 Depreciation ,depletion and amortization             2,483,365                --              147,524 (c)        2,630,889
 General and administrative                           2,054,240                --                 --              2,054,240
                                                   ------------        ------------       ------------         ------------
            Total costs and expenses                  6,552,622             109,804            147,524            6,809,950
                                                   ------------        ------------       ------------         ------------
OPERATING (LOSS)                                       (856,079)            875,280           (147,524)            (128,323)

OTHER INCOME AND EXPENSES
 Interest income                                        285,687                --                 --                285,687
 Interest expense                                       (49,649)               --             (202,500)(d)         (252,149)
 Interest expense, related parties                         --                  --                 --                    --
 Capitalized interest                                    41,062                --              202,500 (d)          243,562
                                                   ------------       -------------       ------------         ------------

INCOME (LOSS) BEFORE INCOME TAXES                      (578,979)               --             (147,524)             148,777
INCOME TAXES                                           (162,551)               --              254,715 (b)           92,164
                                                   ------------       -------------       ------------         ------------
NET INCOME (LOSS)                                  $   (416,428)      $     875,280       $   (402,239)        $     56,613
                                                   ============       =============       ============         ============
LESS: DIVIDENDS AND ACCRETION ON
 PREFERRED SHARE                                     (2,168,533)                                                 (2,168,533)
                                                   -------------                                               ------------
NET (LOSS) AVAILABLE TO COMMON
 SHAREHOLDERS                                      $ (2,584,961)                                               $ (2,111,920)
                                                   ============                                                ============
BASIC (LOSS) PER SHARE                             $      (0.25)                                               $      (0.20)
                                                   ============                                                ============

DILUTED (LOSS) PER SHARE                           $      (0.25)                                               $      (0.20)
                                                   ============                                                ============
BASIC WEIGHTED AVERAGE NUMBER
 OF COMMON SHARES OUTSTANDING                        10,375,000                                                  10,375,000
                                                   ============                                                ============
DILUTED WEIGHTED AVERAGE
 NUMBER OF COMMON SHARES
 OUTSTANDING                                         10,451,732                                                  10,451,732
                                                   ============                                                ============



       See accompanying Notes to Unaudited Pro Forma Financial Statements.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS
               FOR THE OIL & GAS PROPERTIES OF HALL HOUSTON, ET AL
                       ACQUIRED BY CARRIZO OIL & GAS, INC.

                     NOTES TO PRO FORMA FINANCIAL STATEMENTS


Pro Forma Adjustments


(a) Represents the recording of the estimated purchase price to oil and gas property costs of $2,675,785, all of which is classified as proved, and borrowings of $3,000,000. The $3,000,000 purchase price, effective October 1, 1998 has been adjusted to reflect estimated activity subsequent to such date to arrive at the above estimated net purchase price. The difference between the purchase price and the amount recorded as property costs has been reflected in accounts receivable as it relates to oil and gas sales occuring during the period between the effective and closing dates. Such adjustments primarily include the revenues for the period October 1, 1998 through November 20, 1998, the date of the purchase agreement.


(b) Represents adjustment to income taxes as a result of the Hall-Houston, et al Acquisition assuming a statutory rate of 35%.


(c) Represents adjustment to depreciation, depletion and amortization based upon the increases in combined production, reserves and cost basis.



(d) Represents adjustment to interest expense and capitalized interest to reflect additional borrowings under the bank loan (at an assumed annual interest rate of 9%) of approximately $ 3,000,000. The effects of fluctuations of 0.125% and 0.25% in interest rates with respect to the bank loan on the pro forma interest expense and capitalized interest would have been approximately $3,750 and $7,500 respectively, for the year ended December 31, 1997 and $2,800 and $5,600 for the nine months ended September 30, 1998.

                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             CARRIZO OIL & GAS, INC.



                                          By: /s/ S.P. Johnson IV
                                              ---------------------------------
                                                  Name:  S.P. Johnson IV
                                                  Title: President





Date:  February 23, 1999

                               INDEX TO EXHIBITS



EXHIBIT
NUMBER
-------
 23            Consent of Arthur Andersen LLP